                                                                  Rule 424(b)(3)
                            Securities & Exchange Commission File No.:  33-97740
                                                                     Page 1 of 2

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                             THERATX, INCORPORATED
                            _______________________
                    SUPPLEMENT NO. 24 DATED JANUARY 10, 1997
                       TO PROSPECTUS DATED APRIL 5, 1996
                                      AND
                       SUPPLEMENTS NO. 01 THROUGH NO. 23

                              DATED APRIL 12, 1996

                                    THROUGH

                               DECEMBER 10, 1996

     This Supplement is part of and should be read in conjunction with the Prospectus of TheraTx, Incorporated, a Delaware corporation, dated April 5, 1996, and the Supplements thereto dated April 12, 1996 through January 10, 1997 (the "Prospectus"). Capitalized terms used but not defined in this Supplement have the meanings given to them in the Prospectus. The information presented herein either supersedes and/or adds to similar information included in the Prospectus.

     The information contained under the caption "Selling Noteholders" appearing on page 15 of the Prospectus is hereby supplemented to include the principal amount of Notes beneficially owned by the Selling Noteholder[s] named below (the "Beneficial Noteholder[s]") and, assuming conversion of the Notes, the number of shares which will be beneficially owned by the Beneficial Noteholder[s].

                                                    PRINCIPAL                     NUMBER OF
                                       PRINCIPAL    AMOUNT OF     PERCENT OF       SHARES       NUMBER OF      PERCENT OF
                                       AMOUNT OF   NOTES BEING   OUTSTANDING    ISSUABLE UPON  SHARES BEING   OUTSTANDING
         NAME                         NOTES OWNED    OFFERED        NOTES       CONVERSION(1)    OFFERED       SHARES(2)
-----------------------------         -----------  -----------  --------------  -------------  ------------  --------------
Forum Capital Markets                  $  800,000   $  800,000      *   %              33,333        33,333    *     %
Robertson, Stephens & Co.               1,500,000    1,500,000     1.5                 62,500        62,500    *
Donaldson, Lufkin & Jenrette            3,621,000    3,621,000     3.6                150,875       150,875    *
Robertson, Stephens & Co.               1,000,000    1,000,000     1.0                 41,666        41,666    *
Robertson, Stephens & Co.                 500,000      500,000      *                  20,833        20,833    *
McMahan Securities Co., L.P.              725,000      725,000      *                  30,208        30,208    *
McMahan Securities Co., L.P.              665,000      665,000      *                  27,708        27,708    *
Robertson, Stephens & Co.                 250,000      250,000      *                  10,416        10,416    *
Robertson, Stephens & Co.                 750,000      750,000      *                  31,250        31,250    *
Eaton Vance                               500,000      500,000      *                  20,833        20,833    *
Donaldson, Lufkin & Jenrette              514,000      514,000      *                  21,416        21,416    *
NBD Bank                                  430,000      430,000      *                  17,916        17,916    *
Boston Safe                               970,000      970,000      *                  40,416        40,416    *
Sanwa Bank                                850,000      850,000      *                  35,416        35,416    *
Salomon Brothers                          250,000      250,000      *                  10,416        10,416    *
Northern Trust                            275,000      275,000      *                  11,458        11,458    *
Forum Capital Markets                   1,500,000    1,500,000     1.5                 62,500        62,500    *
Robertson, Stephens & Co.               2,000,000    2,000,000     2.0                 83,333        83,333    *
Liberty View Plus Fund                    250,000      250,000      *                  10,416        10,416    *
Paresco, Inc.                             600,000      600,000      *                  25,000        25,000    *
Eaton Vance                             1,000,000    1,000,000     1.0                 41,666        41,666    *
Fidelity Convertible Securities Fund    3,000,000    3,000,000     3.0                125,000       125,000    *

                                                                  Rule 424(b)(3)
                            Securities & Exchange Commission File No.:  33-97740
                                                                     Page 2 of 2

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
                                                      PRINCIPAL                     NUMBER OF
                                   PRINCIPAL          AMOUNT OF      PERCENT OF      SHARES       NUMBER OF    PERCENT OF
                                   AMOUNT OF         NOTES BEING     OUTSTANDING  ISSUABLE UPON  SHARES BEING  OUTSTANDING
            NAME                  NOTES OWNED          OFFERED          NOTES     CONVERSION(1)    OFFERED      SHARES(2)
-----------------------------  -----------------  -----------------  -----------  -------------  ------------  -----------
Fidelity Management Trust Co.          2,000,000          2,000,000      2.0             83,333        83,333       *
Fidelity Management Trust Co.          1,500,000          1,500,000      1.5             62,500        62,500       *
Alleanza Assicurazioni                   500,000            500,000       *              20,833        20,833       *
Fidelity Management Trust Co.          1,000,000          1,000,000      1.0             41,666        41,666       *
Fidelity Management Trust Co.          1,000,000          1,000,000      1.0             41,666        41,666       *
Eaton Vance                            1,000,000          1,000,000      1.0             41,666        41,666       *
Eaton Vance                            1,000,000          1,000,000      1.0             41,666        41,666       *
Eaton Vance                            1,500,000          1,500,000      1.5             62,500        62,500       *
Robertson, Stephens & Co.              9,235,000          9,235,000      9.2            384,791       384,791       1.9
CNA Insurance Co.                        500,000            500,000       *              20,833        20,833       *
Fidelity Management Trust Co.            150,000            150,000       *               6,250         6,250       *
Fidelity Management Trust Co.          1,100,000          1,100,000      1.1             45,833        45,833       *
Fidelity Management Trust Co.            250,000            250,000       *              10,416        10,416       *
Fidelity Investments                   1,000,000          1,000,000      1.0             41,666        41,666       *
Fidelity Management Trust Co.            320,000            320,000       *              13,333        13,333       *
Fidelity Investments                     600,000            600,000       *              25,000        25,000       *
Fidelity Investments                     840,000            840,000       *              35,000        35,000       *
Fidelity Investments                   1,900,000          1,900,000      1.9             79,166        79,166       *
Fidelity Investments                   1,680,000          1,680,000     1.68             70,000        70,000       *
Robertson, Stephens & Co.              3,900,000          3,900,000      3.9            162,500       162,500       *
First Albany Corporation                 500,000            500,000       *              20,833        20,833       *
Fidelity Management Trust Co.            320,000            320,000       *              13,333        13,333       *
Fidelity Management Trust Co.            160,000            160,000       *               6,666         6,666       *
Fidelity Investments                   1,680,000          1,680,000     1.68             70,000        70,000       *
Fidelity Management Trust Co.            200,000            200,000       *               8,333         8,333       *
Salomon Brothers                         200,000            200,000       *               8,333         8,333       *
Fidelity Investments                   1,800,000          1,800,000     1.80             75,000        75,000       *
Salomon Brothers                       2,800,000          2,800,000      2.8            116,666       116,666       *
Fidelity Management Trust Co.            220,000            220,000       *               9,166         9,166       *
Fidelity Management Trust Co.            780,000            780,000       *              32,500        32,500       *
Fidelity Investments                     780,000            780,000       *              32,500        32,500       *
Fidelity Investments                   3,380,000          3,380,000     3.38            140,833       140,833       *
Fidelity Management Trust Co.            920,000            920,000       *              38,333        38,333       *
Robertson, Stephens & Co.              3,680,000          3,680,000     3.68            153,333       153,333       *
Robertson, Stephens & Co.                500,000            500,000       *              20,833        20,833       *
Eaton Vance                              500,000            500,000       *              20,833        20,833       *
Robertson, Stephens & Co.              2,600,000          2,600,000      2.6            108,333       108,333       *
Robertson, Stephens & Co.              6,000,000          6,000,000      6.0            250,000       250,000       *
McMahan Securities                        50,000             50,000       *               2,083         2,083       *

  *    Less than 1%
  (1)  Assumes initial conversion price of $24 per share.
  (2) Based on shares of record outstanding at September 30, 1996. Outstanding shares do not include any Shares which may be issued upon conversion of the Notes.